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                                                                     Exhibit 5.1

                                                               February 15, 2000

Telaxis Communications Corporation
20 Industrial Drive East
South Deerfield, Massachusetts  01373

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     As your counsel, we are familiar with the corporate proceedings taken in connection with the adoption of your company's Incentive Stock Plan of 1986, 1987 Stock Plan, 1988 Stock Plan, 1996 Stock Plan, 1997 Stock Plan and 1999 Stock Plan (the "Plans"). We are also familiar with the registration statement on Form S-8 to which a copy of this opinion will be attached as an exhibit.

     We have examined the corporate records of the Registrant, including the Restated Articles of Organization, By-laws, stock records, minutes of meetings of its Board of Directors and stockholders and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

          1. The Registrant is duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

          2. The Registrant is authorized to issue 100,000,000 shares of Common Stock, $.01 par value; 3,090,323 shares of Class A Preferred Stock, $.01 par value; 789,677 shares of Class B Preferred Stock, $.01 par value; 7,200,000 shares of Class D Preferred Stock, $.01 par value; 11,000,000 shares of Class E Preferred Stock, $.01 par value; and 4,500,000 shares of undesignated Preferred Stock, $.01 par value.

          3. The shares of common stock issuable pursuant to the Plan, when sold in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                    Very truly yours,

                                    /s/ Mirick, O'Connell, DeMallie & Lougee,LLP

                                    Mirick, O'Connell, DeMallie & Lougee, LLP